UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

MINING POWER GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55788	46-3289369
(State of Incorporation)	(Commission File Number)	IRS Employer ID No.

20200 Dixie Highway

Suite 906

Miami, Florida 33180

(Address of Principal Executive Offices)

(800) 304-2657

(Registrant's Telephone Number including Area Code)

 ___________________________-

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2018 Mining Power Group, Inc. (the “Company” or the “Registrant”) had entered into an agreement (the “Acquisition Agreement”) to acquire the majority ownership interest of Northway Mining, LLC (“Northway”). a New York limited liability company, located at 707 Flats Road, Athens, New York. (The “Acquisition”)

In connection with the closing of the Acquisition Agreement, the Company assigned a purchase contract in total amount of $950,000 (“Purchase Amount’) to Northway that it has entered into pending the closing of the Acquisition, for the purchase of a commercial building located at 2 Flint Mine Road, Coxsackie, NY 12051, SBL Nos. 71.00-1-20 and 71.00-1-3.112 (the “Purchase Contract”) which is to be used by Northway (the “Agreement for Purchase of Property between Mining Power Group, Inc. and Northway Mining, LLC” or the “Building Purchase Agreement”).

Under the terms of Building Purchase Agreement, the Company shall pay on behalf of Northway, which shall own the building, $350,000 at closing, with Northway paying the remainder of the Purchase Amount over time per the terms of the Purchase Contract.

Item 2.01	Completion of Acquisition or Disposition of AssetS

The Building Purchase Agreement contains customary terms and conditions typical to agreements of its type, a copy of which is attached hereto as Exhibit 10.1. The description of the Building Purchase Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)       Exhibits:

10.1	Agreement for Purchase of Property between Mining Power Group, Inc. and Northway Mining, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mining Power Group, Inc. (the “Registrant”)
DATE: October 18, 2018	a Colorado corporation /s/Dror Svorai________ Name: Dror Svorai Title: Chief Executive Officer

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